UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 13, 2016

Commission File Number:  000-49760

Petro River Oil Corp.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
98-0611188
(IRS Employer Identification No.)

205 East 42nd Street, Fourteenth Floor, New York, New York 10017
(Address of principal executive offices)

469-828-3900
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2016, Petro River UK Limited, ("Petro UK"), a wholly owned subsidiary of Petro River Oil Corp. (the "Company"), entered into a Farmout Agreement to acquire a 9% intererst in Petroleum License PL 1/10 and P2123 located in the Larne Basin in Northern Ireland (the "Larne Transaction"). A copy of the Farmout Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

The other parties to the Farmout Agreement are Southwestern Resources Ltd, a wholly owned subsidiary of Horizon Energy Partners, LLC ("Horizon Energy"), which will acquire a 16% interest, and Brigantes Energy Limited, which will retain a 10% interest. The remaining 65% interest will be owned by third parties. Horizon Energy is 20% owned by Horizon I Investments, LLC ("Horizon Investments"). The Company is a party to a conditional purchase agreement with Horizon Investments ("Purchase Agreement"), a copy of which is attached to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2015.

Under the terms of the Farmout Agreement, Petro UK deposited approximately $735,000 into an escrow agreement ("Escrow Agreement"), which amount represents Petro UK's obligation to fund the total projected cost to drill the first well under the terms of the Farmout Agreement. The total deposited amount to fund the cost to drill the first well is approximately $6,159,452, based on an exchange rate of one British Pound for 1.44 U.S. Dollars. Petro UK will be responsible for its pro-rata costs of additional wells drilled under the Farmout Agreement. A copy of the Escrow Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On January 13, 2016, the Company issued to Horizon Investments, a non-recourse promissory note in the principal amount of $750,000 ("Note"). Substantially all of the proceeds from the Note were used to fund Petro UK's obligations under the terms of the Farmout Agreement, and were deposited into the Escrow Agreement. The principal and all accrued and unpaid interest on the Note is due upon the earlier to occur of closing of the transactions contemplated under the terms of the Purchase Agreement. Amounts due under the terms of the Note accrue interest at an annual rate equal to one half of one percent. A copy of the Note is attached to this Current Report on Form 8-K as Exhibit 10.3.

Item 8.01 Other Events.

On January 19, 2016, the Company issued a press release announcing the Larne Transaction. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

The foregoing descriptions of the Farmout Agreement, Escrow Agreement and Note do not purport to be complete, and are qualified in their entirety by reference to the full text of the Farmout Agreement, Escrow Agreement and Note attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, each of which are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petro River Oil Corp.

Date:   January 20, 2016
By:	/s/ Scot Cohen

Name: Scot Cohen
Title: Executive Chairman

Exhibit Index

Exhibit No.	Description
EX-10.1	Farmout Agreement
EX-10.2	Escrow Agreement
EX-10.3	Non-Recourse Promissory Note
EX-99.1	Press Release